Exhibit 5.1

May 1, 2026

Picard Medical, Inc.

1992 East Silverlake

Tucson, Arizona 85713

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Picard Medical, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2026 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of (i) 21,114,865 shares (the “Offered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) Series A common warrants to purchase up to 21,114,865 shares of Common Stock (the “Series A Common Warrants”), (iii) Series B common warrants to purchase up to 21,114,865 shares of Common Stock (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”) (iv) pre-funded warrants (the “Pre-Funded Warrants”, and together with the Common Warrants, the “Warrants”) to purchase up to 21,114,865 shares of Common Stock, (v) the shares of Common Stock underlying the Common Warrants (the “Common Warrant Shares”) and (vi) the shares of Common Stock underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares,” and together with the Common Warrant Shares, the “Warrant Shares”)..

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Offered Shares have been duly authorized and, when issued by the Company as described in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Common Warrants and Pre-Funded Warrants have been duly authorized and, when issued by the Company as described in the Registration Statement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) the Warrant Shares have been duly authorized and reserved for issuance and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

May 1, 2026 Page 2

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Winston & Strawn LLP